                                   EXHIBIT "A"

                      AMENDMENT TO EMPLOYMENT AGREEMENT OF
                                 MILES T. DOODY


       This Amendment to Employment Agreement is entered into as of _____________, 1996, by and between RENAISSANCE GOLF PRODUCTS, INC., a Delaware corporation (hereinafter the "Company"), and MILES T. DOODY (hereinafter "Doody").

       WHEREAS, the Company has agreed to grant Doody new stock options in the Company in connection with a financing plan to be completed no later than March 1997, and

       WHEREAS, Doody has agreed to waive his rights to all previously granted stock options in the Company and reduce his annual salary to $75,000 per year;

       NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

       The salary set forth in Doody's employment agreement is hereby changed to $75,000 per year. The remaining terms and provisions of the agreement shall remain unchanged.

Dated: ________________                 THE COMPANY:


                                        By:  ______________________________
                                             Its Duly Authorized Officer


Dated: ________________                 EMPLOYEE:


                                        ________________________________
                                        MILES T. DOODY

                                   EXHIBIT "B"

                                 PROMISSORY NOTE


$50,000.00                                                      October --, 1996

                                                    Huntington Beach, California

     FOR VALUE RECEIVED, the undersigned, RENAISSANCE GOLF PRODUCTS, INC. ("Payor") promises to pay to MILES T. DOODY, or holder ("Payee"), the principal sum of Fifty Thousand Dollars and No Cents ($50,000.00) on or before June 30, 1999.

     In the event of default, Payee may at any time provide notice of default to Payor at its principle place of business and demand repayment of the Note.

     Payee shall be entitled to collect a reasonable attorneys' fee and interest from the Payor, as well as other costs, charges, and expenses reasonably incurred, in curing any default or attempting collection of the payment due on this Note, whether or not litigation or any proceeding to enforce this Note is commenced.

     This Note may be prepaid in whole or in part at any time without penalty.

     If any term or provision of this Note, or any portion of any such term or provision, shall be held invalid or against public policy, or if the application of the same to any person or circumstance is held invalid or against public policy, then the remainder of this Note (or the remainder of such term or provision) and the application thereof to other persons or circumstances shall not be affected thereby and shall remain valid and in full force and effect to the extent permitted by law.

     This Note shall be governed by and construed solely in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, Payor has executed this Promissory Note as of the day first hereinabove written at Huntington Beach, California.

                                             "PAYOR"
                                             RENAISSANCE GOLF PRODUCTS, INC.



                                             BY:_____________________________
                                                    MILES T. DOODY
                                                    CHAIRMAN OF THE BOARD